Exhibit 10.12

PROMISSORY NOTE
Principal Amount: US$260,000	Dated: April 19, 2012

1.           PROMISE TO PAY. FOR VALUE RECEIVED, GlobeTrac Inc., a Delaware corporation (the “Borrower”) promises to pay, in lawful money of the United States of America, to the order of Acamar investments, Inc., a Washington corporation (the “Lender”), the principal sum of Two Hundred and Sixty Thousand Dollars (US$260,000.00), together with the Interest Rate (as hereinafter defined) on each advance from the date it is disbursed until the date it is repaid, payable at the rates and in the manner provided below.  The Borrower and the Lender are parties to a certain Loan Agreement dated as of the date hereof (the “Loan Agreement”).  All capitalized terms in this Note will have the same meaning as set forth in the Loan Agreement unless otherwise defined herein (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

2.           PAYMENTS.  Any advance will be conclusively presumed to have been made to or for the benefit of the Borrower when made in accordance with the Loan Agreement.  The Borrower promises to pay principal and interest on the principal balance hereof as set forth in the Loan Agreement.  ALL OUTSTANDING PRINCIPAL, INTEREST, AND SUMS DUE UNDER THIS NOTE WILL BE DUE AND PAYABLE SIX MONTHS FROM THE DATE HEREOF.

3.           INTEREST.  The payment and accumulation of interest shall be governed by the Loan Agreement.

4.           APPLICATION OF PAYMENTS.  Payments made hereunder will be applied first against fees, expenses and indemnities due hereunder; secondly, against interest due on amounts in default, if any; thirdly, against interest due; and thereafter against principal.

5.           DEFAULT.  The Borrower will be in default if any of the following happens:  (a) the Borrower fails to make any payment when due; (b) the Borrower breaks any promise the Borrower has made to the Lender; or (c) an “Event of Default” occurs under the Loan Agreement.

6.           LENDER’S RIGHTS.  The Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due upon default, without notice, and then the Borrower will pay that amount.  The Lender has all other rights available under the Loan Agreement and under applicable law.  The Lender may hire or pay someone else to help collect this Note and/or any judgment resulting therefrom if the Borrower does not pay.  The Borrower also will pay Lender that amount.  This includes, subject to any limits under applicable law, the Lender’s attorneys’ fees and the Lender’s legal expenses whether or not there is a lawsuit, including attorneys’ fees, legal and collection expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction) and appeals.  If not prohibited by applicable law, the Borrower also will pay any court costs, in addition to all other sums provided by law.

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7.           LATE CHARGE.  If payment is 30 days or more past due, the Borrower will be charged a late charge of 4% of the delinquent payment as per the terms of the Loan Agreement.

8.           PREPAYMENT FEE. The Borrower may prepay the Loan in full at any time prior to the Maturity Date, but if the interest paid at that time is less than Twenty-Six Thousand Dollars ($26,000.00), Borrower will pay a prepayment fee in an amount equal to Twenty-Six Thousand Dollars ($26,000.00) less the amount of interest paid at the time of prepayment.

9.           GENERAL PROVISIONS.  The Lender may delay or forego enforcing any of its rights or remedies under this Note without losing them.  The Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor.

10.         GOVERNING LAW. This Note will be governed by and construed in accordance with the laws of the State of Washington, subject to any such rights and remedies that may be available to the Lender under federal law.

STATUTE OF FRAUDS DISCLOSURE.  ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

BORROWER:

GlobeTrac Inc.

Per:

/s/ Joao da Costa
  Joao da Costa – President

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